UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

FINANCE OF AMERICA COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40308	85-3474065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, Suite 400
Plano, Texas 75024
(Address of principal executive offices, including Zip Code)
(877) 202-2666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FOA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Finance of America Companies Inc. (the “Company”) intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2024 (“Amended 10-K”), and amendments to its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024 and June 30, 2024 (such reports, together with the Amended 10-K, the “Amended Reports”), in each case, reflecting the correction in the related consolidated statements of cash flows of an understatement of “net cash provided by investing activities” and an overstatement of “net cash provided by (used in) financing activities” in the same amount, and corrections of the other Affected Items (as defined herein) resulting in no impact on the Company’s operating cash flows or total cash flows. The Company notes that:

•The Affected Items have no impact on the Company’s previously announced earnings results for the quarterly period ended March 31, 2025, or any other prior quarterly period.

•The Affected Items have no impact on the Company’s cash balances, operating expenses, revenues or net income.

•The Affected Items have no impact on the Company’s consolidated statements of financial condition, consolidated statements of operations or consolidated statements of equity.

•The Affected Items have no impact on the Company’s operating cash flows or total cash flows as presented on the consolidated statements of cash flows.

On May 14, 2025, the Audit Committee of the Board of Directors of the Company, after consideration of the relevant facts and circumstances and consultation with the Company’s management, concluded that the Company’s previously issued consolidated financial statements for the year ended December 31, 2024, and quarterly unaudited condensed consolidated financial statements for the quarterly periods ended September 30, 2024, June 30, 2024 and March 31, 2024 (such financial statements, collectively, the “Current Statements” and the related periods, the “Affected Periods”) should be restated to correct the errors described herein. As a result, the Current Statements should no longer be relied upon.

As described further below, in connection with the preparation of the unaudited condensed consolidated financial statements and related disclosures for the quarter ended March 31, 2025, errors were identified in the classification and presentation of amounts associated with certain nonrecourse securitization transactions in the Company’s consolidated statements of cash flows and the related disclosures within the “Notes to Consolidated Financial Statements” for the Affected Periods (the “Affected Items”). For the year ended December 31, 2024, the classification and presentation of the Affected Items resulted in an understatement of “net cash provided by investing activities” of approximately $225.0 - $250.0 million and an overstatement of “net cash provided by (used in) financing activities” by the same amount, along with related disclosures within the “Notes to Consolidated Financial Statements.” As a result of the Affected Items, the Company’s management has identified a material weakness in the Company’s internal control over financial reporting and concluded that its internal control over financial reporting and disclosure controls and procedures were ineffective for the Affected Periods. Management is in the process of developing a plan of remediation to address the material weakness, and a discussion of such remediation plans will be included in the Amended 10-K.

On May 14, 2025, the Company also filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) which stated that it will be unable to file its Quarterly Report on Form 10-Q for the period ended March 31, 2025 (the “Delayed Form 10-Q”) by the prescribed due date without unreasonable effort or expense due to the identified Affected Items. The Company anticipates filing the Delayed Form 10-Q within the allotted grace period provided by the SEC, no later than May 20, 2025.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with BDO USA, P.C., the Company’s independent registered public accounting firm.

Background

As part of the Company’s normal course of business, the Company securitizes its non-agency mortgage loans into nonrecourse debt obligations. As such, the Company records nonrecourse debt on the consolidated statements of financial condition which represents the outstanding bonds from the Company’s securitizations. In connection with the preparation of the unaudited condensed consolidated financial statements and related disclosures for the quarter ended March 31, 2025, errors were identified in the classification and presentation of amounts associated with certain of these transactions in the consolidated statements of cash flows and related disclosures within the “Notes to Consolidated Financial Statements” for the Affected Periods. A summary of the items identified is set forth below:

Gross vs. Net Presentation. The Company’s securitizations are generally callable at or following the optional redemption date defined in each related indenture agreement. As part of the Company’s normal course of business, the Company has historically exercised its optional redemption rights with respect to certain securitization transactions in conjunction with a new securitization (the transactions, collectively, the “Call and Reissue Transactions”). For the Affected Periods, the Company incorrectly reported the cash flows related to these Call and Reissue Transactions on a net basis within the line item “Proceeds from issuance of nonrecourse debt” on the consolidated statements of cash flows. The Amended Reports will correct this presentation by reporting the cash flows related to the Call and Reissue Transactions on a gross basis within the line item “Proceeds from issuance of nonrecourse debt,” with a corresponding offsetting increase in the same amount to “Payments on nonrecourse debt” on the consolidated statements of cash flows.

Investing vs. Financing Classification. The Company identified certain cash activity associated with the Company’s nonrecourse securitization transactions that was incorrectly classified between “Net cash provided by investing activities” and “Net cash provided by (used in) financing activities” on the consolidated statements of cash flows for the Affected Periods. The Amended Reports will correct the classification and presentation of such items.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s plans and expectations, impacts of the Affected Items and future filings. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described above and in more detail under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finance of America Companies Inc.

Date:	May 14, 2025	By:	/s/ Matthew A. Engel
Name: Matthew A. Engel
Title: Chief Financial Officer